UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 10, 2023, Rockwell Medical, Inc. (the “Company”) executed and consummated the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with Evoqua Water Technologies LLC, a Delaware limited liability company (“Evoqua”).

Subject to the terms and conditions of the Purchase Agreement, at the closing of the transaction (the “Closing”), the Company purchased from Evoqua substantially all of the assets of Evoqua that are related to its business of manufacturing, marketing, distributing, and selling hemodialysis concentrates products in powder and liquid form (the “Concentrates Business”) for an aggregate purchase price, subject to certain adjustments pursuant to the terms of the Purchase Agreement, of $11,000,000 in cash paid at Closing and equal annual installments of $2,500,000 payable on each of the first and second anniversaries of the Closing.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed that, from and following the Closing, the Company will not solicit certain employees of Evoqua for a specified period of time.

The Company, on the one hand, and Evoqua, on the other hand, have agreed to indemnify each other from and against losses the respective parties may incur arising out of breaches of the other party’s representations, warranties and covenants contained in the Purchase Agreement and for certain other liabilities, subject to specified survival limitations and other customary exceptions and limitations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended June 30, 2023.

The Purchase Agreement will be filed with the quarterly report on Form 10-Q for the quarter ended June 30, 2023 in order to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Evoqua, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and as of the date of the Purchase Agreement, (ii) were solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and security holders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Warrant Exercise and Reload Warrants

On July 10, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice”), which held a warrant (the “Prior Warrant”) to purchase 9,900,990 shares of common stock of the Company (the “Common Stock”) with an exercise price of $1.39 per share, offering Armistice the opportunity to exercise the Prior Warrant for cash, provided the Prior Warrant was exercised for cash on or prior to 5:00 P.M. Eastern Time on July 10, 2028 (the “End Date”). In addition, Armistice would receive a “reload” warrant (the “Reload Warrant”) to purchase 3,750,000 shares of Common Stock with an exercise price of $5.13 per share, the closing price as reported by the Nasdaq Capital Market on July 7, 2023. The terms of the Reload Warrant and Letter Agreement provide for customary resale registration rights. The Letter Agreement also provides that for a period of 45 days after the issuance of the Reload Warrant, the Company’s may not sell shares of Common Stock pursuant to its sales agreement with Cantor Fitzgerald & Co., dated as of April 8, 2022, at price per share less than $6.25. The Reload Warrant may be exercised at all times prior to the fifty-fourth month anniversary of its issuance date. The Prior Warrant and the Reload Warrant both provide that a holder (together with its affiliates) may not exercise any portion of the Prior Warrant or the Reload Warrant to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the such warrant. To the extent the exercise of the Prior Warrant would result in Armistice holding more than 9.99% of the Company’s outstanding Common Stock, such shares of Common Stock in excess of 9.99% will be held in abeyance. The Letter Agreement amended the Prior Warrant to extend the expiration date thereof to one year following the original expiration date set forth therein.

Armistice exercised the Prior Warrant on July 10, 2023, and the Company received gross proceeds of approximately $13.8 million from the exercise of the Prior Warrant as a result of such exercise and pursuant to the terms of the Letter Agreement. As of July 10, 2023, following the exercise of the Prior Warrant, the Company had 28,489,663 shares of common stock outstanding. The Letter Agreement and Reload Warrant were entered into pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D as promulgated thereunder.

The foregoing summaries of the Reload Warrant and the Letter Agreement are subject to, and qualified in their entirety by reference to, the Reload Warrant and the Letter Agreement, which the Company intends to file with its quarterly report on Form 10-Q for the quarter ended June 30, 2023.

Item 2.02	Results of Operations and Financial Condition.

To the extent required by Form 8-K, the disclosures in Item 8.01 below are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 11, 2023, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information or Exhibit 99.2 be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

For the twelve months ended December 31, 2022, the Company’s net loss per share on a basic and fully-diluted basis would have been $(1.31), assuming the exercise in full of all outstanding pre-funded warrants.

The Company expects its revenue for the three months ended June 30, 2023 to be between $18.0 million and $18.3 million. Revenue for the second quarter of 2023 was lower than the first quarter of 2023 due to several factors including timing of purchasing and shipping orders. In June 2023, approximately $1.0 million of hemodialysis concentrates shipped but will not be booked as revenue until the third quarter of 2023. In addition, the Company began a route optimization plan to reduce its distribution expenses, which altered purchasing timing for certain customers. However, this expense reduction plan should not affect overall revenue.

As of June 30, 2023, the Company had approximately $15.1 million in cash and cash equivalents.  After the Closing, the Company had approximately $15.3 million in cash and cash equivalents.

The Company's estimated preliminary financial results for the three months ended June 30, 2023 are subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, such preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed.

For the trailing twelve months ended April 30, 2023, the revenue and EBITDA for Evoqua’s hemodialysis business was approximately $18 million and over $3.3 million, respectively.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. Such forward-looking statements, including those regarding the timing, and consummation and anticipated benefits of the transaction described herein and the Company’s estimated preliminary financial results for the three months ended June 30, 2023, involve risks and uncertainties. The Company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: litigation relating to the transactions discussed in this Form 8-K; risks that the proposed transaction with Evoqua disrupts the current plans or operations of the Company; the ability of the Company to retain and hire key personnel; competitive responses to the proposed transaction with Evoqua; unexpected costs, charges or expenses resulting from the transaction with Evoqua; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction with Evoqua; the Company’s ability to achieve the synergies expected from the transaction with Evoqua, as well as delays, challenges and expenses associated with integrating the Concentrates Business; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, and regulatory, economic and other risks associated therewith; and continued uncertainty resulting from broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Evoqua Water Technologies Corp.’s and the Company’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 11, 2023
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: July 11, 2023	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer